SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    December 6, 2012

CONTANGO ORE, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-54136	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 960
Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 960-1901

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Thursday, December 6, 2012, Contango ORE, Inc. (the “Company”) held its annual stockholders meeting.  The Company’s shareholders were asked to consider and vote upon the following two proposals:

1.        To elect four persons to serve as directors of the Company; and

2.        To ratify the appointment of UHY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013.

Summarized below are final results of the matters voted on at the annual meeting.

		For	Against	Abstentions	Broker Non- Votes
(1)	Election of Directors
	Kenneth R. Peak	1,469,209	5,769	21,160	386,249
	Brad Juneau	1,471,526	4,321	20,291	386,249
	Joseph S. Compofelice	1,493,804	2,235	99	386,249
	Joseph G. Greenberg	1,481,436	14,600	102	386,249

(2)	Ratification of the appointment UHY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2013	1,881,931	366	90	-

All four nominated directors were elected to serve for terms of one year and the appointment of UHY LLP as the independent auditors for fiscal year ending June 30, 2013 was ratified.

Item 8.01.          OTHER EVENTS

The Company issued two press releases. The first one issued on December 6, 2012 reported on the results of the 2012 summer exploration program. The second one issued on December 10, 2012 reported on the results of the 2012 annual stockholders meeting held on December 6, 2012 and the election of officers by the Board of Directors.

Item 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits.

99.1      Press Release dated December 6, 2012.

99.2      Press Release dated December 10, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, Inc.

Dated:	December 11, 2012	By:	/s/ Sergio Castro
Sergio Castro
Chief Financial Officer